UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Notification from Higher Learning Commission regarding Special Monitoring

On July 12, 2012, Bridgepoint Education's subsidiary, Ashford University, received a letter from the Higher Learning Commission of the North Central Association of Schools and Colleges (“HLC”) requiring Ashford University to provide certain information and evidence of compliance with HLC accreditation standards. HLC is a regional accrediting body recognized by the U.S. Department of Education and is the principal accreditor of Ashford University and its programs. The HLC letter relates to the recent visiting team report and action letter received by the University from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (“WASC”) on July 5, 2012.
The letter requires that Ashford University submit a report to HLC no later than August 10, 2012 that will be followed by an Advisory Visit that will occur no later than October 9, 2012. The University's report must demonstrate that the University remains in compliance with the HLC's Criteria for Accreditation and include: (i) evidence that Ashford University meets the HLC Criteria for Accreditation relating to the role and autonomy of the University's governing board and its relationship with Bridgepoint Education, including the role of faculty in overseeing academic policies and the integrity and continuity of academic programs, (ii) evidence that Ashford University's resource allocations are sufficiently aligned with educational purposes and objectives in the areas of student completion and retention, the sufficiency of full-time faculty and model for faculty development, and plans for increasing enrollments, and (iii) evidence demonstrating that Ashford University has an effective system for assessing and monitoring student learning and assuring academic vigor.
The letter states that HLC's President will present the report of the Advisory Visit team and the President's recommendation to the HLC Board for action at its February 2013 meeting. At that meeting, the HLC Board may act to continue accreditation, with or without further monitoring, continue accreditation under sanction or “Show Cause” order, or withdraw accreditation. The letter further states that Ashford University would be scheduled for a HLC Board Committee Hearing prior to any Board action to withdraw accreditation. HLC policies also provide for a right to appeal any Board action to withdraw accreditation.
Ashford University believes it is in substantial compliance with the HLC accreditation criteria and Bridgepoint Education and Ashford University intend to cooperate fully with HLC in this matter.
Special Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, without limitation, statements regarding Ashford University's plans in response to the Higher Learning Commission's communication regarding the institution's compliance with its accreditation requirements. These statements involve risks and uncertainties, and actual results may differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation: the inability of Ashford University to demonstrate to the Higher Learning Commission its compliance with the Commission's accreditation requirements, which could lead to a loss of accreditation and eligibility to participate in Title IV programs; and uncertain costs, management distraction and potential business disruption.
More information on potential factors that could affect our future results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports filed with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 7, 2012, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 1, 2012.
Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and Bridgepoint Education assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel